UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2020

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTBA	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of West Bancorporation, Inc. (the “Company”) approved the 2019 annual incentive bonus awards for the Company’s named executive officers. As described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on February 27, 2020 (the “Proxy Statement”), the annual incentive bonus awards are determined in part based on the Company’s financial performance compared to its peer group. As of the date of the Proxy Statement, peer group performance data for 2019 was not available, and the 2019 annual incentive bonus awards reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table were estimated based upon the Company’s results for the fiscal year ended December 31, 2019 and the results of its peers for the nine months ended September 30, 2019 (resulting in estimated awards of 56.25 percent of base salary for each of our named executive officers, which was 93.75 percent of the maximum potential amounts).
Based on the Company’s financial results for the fiscal year ended December 31, 2019 and the results of our peers for 2019 that became available after the date of the Proxy Statement, the Compensation Committee determined that the 2019 annual incentive bonus awards were earned at 92.80 percent of the maximum potential amounts, resulting in payouts equal to 55.68 percent of base salary for each of our named executive officers. The actual 2019 annual incentive bonus awards earned by our named executive officers were $242,784 for Mr. Nelson and $167,053 for each of Messrs. Gulling, Olafson, and Winterbottom.
In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table, which includes the actual 2019 annual incentive bonus awards earned by each of our named executive officers under “Non-Equity Incentive Plan Compensation” and revised total compensation figures for 2019:

Summary Compensation Table

Compensation earned for services rendered in the year ended December 31, 2019, to our Chief Executive Officer and our other named executive officers is provided in the following table. Compensation for 2018 is also presented for these individuals because they were named executive officers in those years as well.

Name and Principal Positions	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4) (5)	All Other Compensation (6)	Total
David D. Nelson	2019	$436,000	$8,720	$257,430	$242,784	$28,000	$972,934
President and Chief Executive Officer	2018	436,000	8,720	347,748	261,600	27,500	1,081,568
of the Company;
Chairman and Chief Executive
Officer of West Bank

Douglas R. Gulling	2019	$300,000	$6,000	$257,430	$167,053	$28,000	$758,483
Executive Vice President, Treasurer	2018	300,000	6,000	347,748	180,000	27,500	861,248
and Chief Financial Officer
of the Company;
Director, Executive Vice President
and Chief Financial Officer
of West Bank

Harlee N. Olafson	2019	$300,000	$6,000	$257,430	$167,053	$28,000	$758,483
Executive Vice President and Chief	2018	300,000	6,000	347,748	180,000	27,500	861,248
Risk Officer of the Company;
Director, Executive Vice President
and Chief Risk Officer of West
Bank

Brad L. Winterbottom	2019	$300,000	$6,000	$257,430	$167,053	$28,000	$758,483
Executive Vice President of the	2018	300,000	6,000	347,748	180,000	27,500	861,248
Company;
Director and President of West Bank

(1)	Reflects base salary earned during the year including, if any, deferrals and salary increases.

(2)	Consists of a holiday bonus equal to two percent of annual salary paid to all employees of West Bank.

(3)
Reflects the grant date fair value of awards granted during the year ended December 31, 2019, computed in accordance with FASB ASC Topic 718. Because the currently outstanding restricted stock units do not pay or accumulate dividend equivalents during the five-year vesting period, these amounts were calculated based on the Company’s closing share price on the date of grant discounted by the present value of the dividends expected to be paid on the underlying shares during the vesting period. Expected dividends are calculated using the current quarterly dividend with future increases projected based on the Company’s historic practices. The Company uses a discount rate equal to the five-year U.S. Treasury rate on the date of grant. For the material assumptions used in calculating grant date fair value, see the discussion of equity awards in Note 13 of the Notes to Consolidated Financial Statements for the Company’s financial statements for the year ended December 31, 2019.

(4)	Amounts are shown for the year in which the applicable performance measures were satisfied.

(5)
Based upon our results for the fiscal year ended December 31, 2019 and the results of our peers for the fiscal year ended December 31, 2019, actual annual incentive bonus awards for 2019 were paid out as shown, which is 92.80 percent of the 60 percent maximum potential amount, resulting in a bonus equal to 55.68 percent of base salary.

(6)	Consists of contributions made by the Company on behalf of the named executive officer to the Company’s 401(k) retirement plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

March 24, 2020	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer